Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ConAgra Foods, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Gary M. Rodkin, Robert F. Sharpe and Colleen Batcheler, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-4, or such other appropriate form as may be permitted under the Securities Act, relating to the registration of the Company’s debt securities in connection with one or more exchange offers relating to such debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

SIGNATURES

	President, Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2006
Gary M. Rodkin

/s/ Andre J. Hawaux	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 7, 2006
Andre J. Hawaux

	Senior Vice President and Controller (Principal Accounting Officer)	December 7, 2006
John F. Gehring

/s/ David H. Batchelder	Director	December 7, 2006
David H. Batchelder

/s/ Mogens C. Bay	Director	December 7, 2006
Mogens C. Bay

/s/ Stephen G. Butler	Director	December 7, 2006
Stephen G. Butler

/s/ John T. Chain, Jr.	Director	December 7, 2006
John T. Chain, Jr.

/s/ Steven F. Goldstone	Director	December 7, 2006
Steven F. Goldstone

/s/ Alice B. Hayes	Director	December 7, 2006
Alice B. Hayes

/s/ W.G. Jurgensen	Director	December 7, 2006
W.G. Jurgensen

/s/ Mark H. Rauenhorst	Director	December 7, 2006
Mark H. Rauenhorst

/s/ Carl E. Reichardt	Director	December 7, 2006
Carl E. Reichardt

/s/ Ronald W. Roskens	Director	December 7, 2006
Ronald W. Roskens

/s/ Kenneth E. Stinson	Director	December 7, 2006
Kenneth E. Stinson